UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 3, 2015
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania		19072
(Address of principal executive offices)		(Zip Code)

(610) 668-4700 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

As previously disclosed by Royal Bancshares of Pennsylvania, Inc. (the “Company”), during the fourth quarter of 2011, Royal Bank America (the “Bank”), the wholly owned banking subsidiary of the Company, entered into an informal agreement, known as a memorandum of understanding (“MOU”), with each of the Federal Deposit Insurance Corporation (the “FDIC”) and the Pennsylvania Department of Banking and Securities (the “Department”). By letter dated February 3, 2015, the FDIC and the Department notified the Bank that, as a result of management meeting the requirements of the MOU, the MOU was terminated as of that date.

The memorandum of understanding previously disclosed by the Company, dated July 17, 2013, with the Federal Reserve Bank of Philadelphia remains in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA. INC.

Dated: February 4, 2015
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Executive Vice President and Chief Financial Officer